                                                                     Exhibit 4.4

                               ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made and entered into as of June 6, 2000 by and among American TeleSource International, Inc., a Delaware corporation ("ATSI"), Alfonso Torres Roqueni, an individual residing in Mexico City, Mexico ("Torres") and Laredo National Bank, a national banking association with its principal offices in Laredo, County, Texas (the "Bank" or "Escrow Agent").

                                   RECITALS

      A. Torres owns 277,082 shares of the capital stock of Grupo Intelcom de Mexico, S.A. de C.V., a Mexican corporation ("Grupo") (the "Grupo Stock");

      B. Torres owns 99.9% of the stock of Telemarketing de Mexico, S.A. de C.V., a Mexican corporation ("Telemarketing") (the "Telemarketing Stock");

      C. Rodolfo Torres Roqueni ("RTorres") owns .1% of the stock of Telemarketing ("RTorresStock");

      D. ATSI, Torres, Grupo and Telemarketing have entered into an Agreement dated effective June 6, 2000 (the "Agreement") pursuant to which Torres has sold 16,300 shares of Grupo, representing 3% of the issued and outstanding capital stock of Grupo (the "3% Stock"), to certain individuals designated by ATSI.

      E. The Agreement provides that Torres will transfer control of his remaining 260,782 shares of Grupo, representing 48% of the issued and outstanding capital stock of Grupo (the "48%Stock") to the persons designated by ATSI, and that Torres will perform certain consulting services for ATSI.

      F. The Agreement provides that in consideration for the sale of the 3%Stock, the transfer of the control of the 48%Stock to the persons designated by ATSI, and the performance of the services, ATSI will pay and deliver to Torres or the persons designated by Torres 50,000 shares of ATSI common stock (the "First ATSI Shares"), 350,000 shares of ATSI common stock (the "Second ATSI Shares"), a note in the original principal amount of $500,000 (the "Note"), and a warrant for the purchase of 100,000 shares of ATSI common stock (the "Warrant").

      G. The Agreement provides that delivery of irrevocable instructions to ATSI's transfer agent to issue the First ATSI Shares and the Second ATSI Shares shall constitute delivery of the First ATSI Shares and the Second ATSI Shares;

      H. ATSI's transfer agent is ChaseMellon Shareholder Services, LLC or the agent that it may subsequently appoint for the purpose of serving as transfer agent for ATSI's common stock (the "Transfer Agent");

      I. The Agreement provides that Torres will transfer control of the 48%Stock by transfering the 48%Stock to Telemarketing, causing RTorres to Transfer the RTorres Stock to the person or person designated by ATSI, and agreeing to refrain from exercising his preemptive rights to increase the capital of Telemarketing (the "Telemarketing Waiver"); Pursuant to the Agreement, Torres has granted to the ATSI designees a security interest in the Telemarketing Stock to secure his obligation not to revoke the Telemarketing Waiver.

      J. The Agreement provides that if Torres is unable to obtain regulatory approval from the appropriate agencies of the Mexican government to achieve the transfer of control described in paragraph I above by July 31, 2000, Torres and ATSI will find an alternative way to achieve transfer of control of the 48%Stock, and Torres will grant ATSI's designees a Poder General (or general power of administration) so that they can manage Grupo until an alternative method to achieve transfer of control is obtained.

      K. The Agreement requires the 3%Stock, the 48%StockTorres, the RTorres Stock instructions to the Transfer Agent to deliver the First ATSI Shares (the "First ATSI Shares Instruction"), instructions to the Transfer Agent to issue the Second ATSI Shares (the "Second ATSI Shares Instruction"), the Note, the Warrant, the Telemarketing Waiver, the Telemarketing Stock, an assignment of the Telemarketing Stock (the "Telemarketing Stock Assignment"), and the Poder General to be held in escrow pending the resolution of certain contingencies.

      L. ATSI and Torres have requested Escrow Agent to act in the capacity of escrow agent under this Escrow Agreement, and Escrow Agent, subject to the terms and conditions hereof, has agreed to do so.

               NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

               1. Appointment of Escrow Agent. Each of ATSI and Torres hereby appoints the Bank as the escrow agent under this Escrow Agreement and the Bank hereby accepts such appointment.

               2. Deposit. Upon execution of this Escrow Agreement, ATSI will deliver to the Escrow Agent the First ATSI Shares Instruction, the Second ATSI Shares Instruction, the Note, and the Warrant, and Torres will deliver to the Escrow Agent the Grupo Stock endorsed in blank, the RTorres Stock endorsed in blank, the Telemarketing Waiver the Poder General, the Telemarketing Stock endorsed in blank, and the Telemarketing Stock Assignment, all to be held by Escrow Agent in accordance with the terms of this Agreement (the "Deposit"). Escrow Agent agrees that it shall receive, hold in escrow and release the Deposit subject to and in accordance with the terms of this Agreement. The parties agree that ATSI and Grupo will determine if the form and substance of the items constituting the Deposit are sufficient and acceptable under the terms of the Agreement and that Escrow Agent shall have no responsibility whatsoever to determine if the items constituting the Deposit are valid, sufficient, or otherwise acceptable.

               3. Disbursement of Deposit. Escrow Agent is hereby authorized to release the Deposit only as follows:

               (a) Upon Torres' delivery of two replacement certificates for the certificate for the Grupo Stock (whereby the certificate for 277,082 shares of Grupo is to be replaced by two certificates, one for 16,300 shares (representing the 3%Stock) and one for 260,782 shares of Grupo (representing the 48%Stock)) the Escrow Agent will accept the certificates for the 3%Stock and the 48%Stock as part of the Deposit, will cancel the stock certificate for the Grupo Stock by writing CANCEL on the front and back of the certificate and will return the cancelled certificate for the Grupo Stock to Torres.

               (b) if the Escrow Agent receives a Release of Escrow in the form attached as Exhibit A executed by ATSI and Torres (the "First Escrow Release"),
            ---------
the Escrow Agent shall:

               (i) disburse the 3%Stock (or, if no replacement certificates have been provided pursuant to subparagraph (a) above, the Grupo Stock) to ATSI or the persons or persons designated by ATSI in the First Escrow Release, and

               (ii) disburse the First ATSI Shares Instruction to the Transfer Agent;

               (c) if the Escrow Agent receives a Release of Escrow in the form attached as Exhibit B executed by ATSI and Torres (the "Second Escrow
                 ---------
Release") the Escrow Agent shall:

               (i) endorse the 48%Stock to "Telemarketing of Mexico, S.A. de C.V.".

               (ii)  disburse the endorsed 48%Stock to Torres,

               (iii) disburse the Telemarketing Waiver and the RTorres Stock to
                     ATSI,

               (iv) disburse the Second ATSI Shares Instruction to the Transfer Agent,

               (v) disburse the Note and the Warrant to Torres or to any person or persons designated by Torres in the Second Escrow Release, and

               (vi) destroy the Telemarketing Assignment and return the Telemarketing Stock to Torres, and

               (vii) destroy the Poder General;

               (d) if the Escrow Agent receives a Release of Escrow in the form attached as Exhibit C executed by ATSI and Torres (the "Simultaneous Escrow
                 ---------
Release"), the Escrow Agent shall:distribute all of the items required to be distributed on a First Escrow Release and a Second Escrow Release as provided in subparagraphs 3(b) and 3(c) above.

               (e) if after July 31, 2000 the Escrow Agent receives a Release of Escrow in the form attached as Exhibit D executed by ATSI (the "Alternative
                                  ---------
Escrow Release"), the Escrow Agent shall disburse the Poder General to ATSI.

               (f) If the Escrow Agent receives after the Escrow Termination Date, as defined below, the Termination of Escrow attached as Exhibit E executed
                                                              ---------
by ATSI (the "Termination of Escrow") the Escrow Agent shall:

               (i) disburse to ATSI the First ATSI Shares Instruction (if not already disbursed to the Transfer Agent pursuant to Section 3(a) above) the Second ATSI Shares Instruction, the Note and the Warrant, and

               (ii) disburse to Torres the 3%Stock (if not already disbursed to ATSI pursuant to Section 3(a) above), the 48%Stock, The RTorres Stock, the Telemarketing Waiver, and the Grupo Waiver;

               The "Escrow Termination Date" shall be August 31, 2000 or such later date specified by ATSI and Torres in a joint instruction to the Escrow Agent in form and substance satisfactory to Escrow Agent.

               (g) into the registry of the court in accordance with this Escrow Agreement; and.

               (h) in such other manner as provided in a written modification to this Escrow Agreement executed by all parties.

Disbursements by the Escrow Agent shall be made on the day it receives the original of the fully executed First Release, Second Release, the Simultaneous Escrow Release, the Alternative Escrow Release or Escrow Termination, as the case may be, via overnight mail on a "priority" basis, using Federal Express or UPS. If to ATSI or Torres, disbursements shall be made to the address appearing for ATSI or Torres in Section 9, below (or such other address given in a notice by ATSI or Torres in accordance with that Section); if to the Transfer Agent, to the address stated in the First ATSI Shares Instruction and Second ATSI Shares Instruction or to such other address provided to the Escrow Agent jointly by ATSI and Torres; and if to a person or person designated by Torres or ATSI, to the address stated in the First Escrow Release or Second Escrow Release, the Simultaneous Escrow Release or the Alternative Escrow Release, as the case may be.

               4. Scope of Undertaking. Escrow Agent's duties and responsibilities in connection with this Escrow Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Escrow Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Escrow Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in good faith in connection herewith, except for, subject to Section 5 below, its own willful misconduct or negligence. The Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

               5. Reliance; Liability. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties, provided that it verbally confirms the instruction to with the person at the telephone number provided in Section 9, below. Escrow Agent shall be responsible for holding and disbursing the Deposit pursuant to this Escrow Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any ATSI or Torres or any agent or correspondent or any other person selected by Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form or execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Deposit.

               6. Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Deposit, or should a substitute escrow agent fail to be designated as provided in Section 12 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Deposit until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. In the event Escrow Agent is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Deposit, ATSI and Torres hereby jointly and severally agree to reimburse Escrow Agent for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

               7. Indemnification. ATSI and Torres hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, losses, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Escrow Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party. IT IS THE EXPRESS INTENT OF EACH OF ATSI AND TORRES TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

               8. Compensation and Reimbursement of Expenses. ATSI and Torres agrees to each pay one half of the Escrow Agent's fees for its services hereunder in accordance with Escrow Agent's fee schedule as in effect from time to time and to each pay one half of all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees and related expenses incurred by Escrow Agent. The foregoing notwithstanding, ATSI and Torres shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses.

               9. Notices. Any notice required or permitted to be given under this Escrow Agreement must be in writing and shall be sent via facsimile with the original to deposited with Federal Express or UPS for priority next day delivery on the same day that the facsimile is sent. Provided the original of the notice is delivered by Federal Express or UPS on the following day, notices will be considered given and received on the date sent via facsimile as shown on a written confirmation generated by the sending facsimile machine. Notices shall be sent to the following address, or to such other address provided by a party by a notice in accordance with this section:

               If to Escrow Agent:

                              Laredo National Bank
                              914 Hidalgo Street
                              Laredo, Texas 78040
                              Telefax: (956) 723-1151
                              Telephone: (956) 764-1592


               If to ATSI:           American TeleSource International, Inc.
                                     6000 Northwest Parkway, Suite 110
                                     San Antonio, Texas 78249
                                     Attn: Arthur L. Smith
                                     Telefax: (210)547- ______
                                     Telephone: (210) 547-1000


               If to Torres:         Alfonso Torres Roqueni
                                     Renato Leduc No. 321
                                     Col. Toriello Guerra, 01450
                                     Mexico, Distrito Federal
                                     Telefax: (5) 528-2100
                                     Telephone: (5) 528-2321


               10. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

               11. Choice of Laws. THIS ESCROW AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF
LAWS) OF THE STATE OF DELAWARE, U.S.A. The parties agree that any action in connection with this Escrow Agreement may be brought only in a state or federal court in Delaware, U.S.A., and the parties waive any objection to the venue of any such suit. The parties irrevocably consent to the service of process of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to the party at the address set forth in this Escrow Agreement, and agree that such service shall become effective ten (10) days after such mailing. However, nothing herein shall affect the right of a party to serve process in any other manner permitted by law.

               12. Resignation. Escrow Agent may resign hereunder upon ten (10) days' prior notice to ATSI and Torres. Upon the effective date of such resignation, Escrow Agent shall deliver the Deposit to any substitute escrow agent designated by ATSI and Torres in writing. If ATSI and Torres fail to designate a substitute escrow agent within ten (10) days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent's sole responsibility after such 10-day notice period expires shall be to hold the Deposit (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate.

               13. Assignment. This Escrow Agreement shall not be assigned by either of ATSI or Torres without the prior written consent of Escrow Agent (such assigns of ATSI or Torres to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns").

               14. Severability. If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

               15. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 3l; provided, however, that in the event all fee, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 8 shall survive the termination and, provided further, that the provisions of Section 9 shall, in any event, survive the termination hereof.

               16. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither ATSI, Torres, nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of ATSI, Torres, and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.





                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

               IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the date first above written.



                                   American TeleSource International, Inc.


                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________
                                                                         "ATSI"




                                   ____________________________________________
                                   Alfonso Torres Roqueni

                                                                       "TORRES"


                                   Laredo National Bank



                                   By: ________________________________________
                                   Name: ______________________________________
                                   Title: _____________________________________
                                                                 "ESCROW AGENT"

                                   EXHIBIT A

                             FIRST ESCROW RELEASE

re: Escrow Agreement dated effective as of June 6, 2000 between American TeleSource International, Inc. ("ATSI"), Alfonso Roqueni Torres ("Torres"), and Laredo National Bank (the "Escrow Agreement").


Date:    ______________

         Capitalized terms shall have the meanings given in the Escrow
Agreement.

         The undersigned parties to the Escrow Agreement hereby direct the Escrow Agent to:

         (i) disburse the 3%Stock to ATSI or the persons or persons designated by ATSI below, and

         (ii)  disburse the First ATSI Shares Instruction to the Transfer Agent.


         3%Stock to:        ________________________ (Name)
                            ________________________ (Address)
                            ________________________
                            ________________________ (Telephone)



         American TeleSource International, Inc.



         By:      _________________________
                  Arthur L. Smith,
                  Chief Executive Officer


                  _____________________________
                  Alfonso Roqueni Torres

                                    EXHIBIT B

                              SECOND ESCROW RELEASE

re: Escrow Agreement dated effective as of June 6, 2000 between American TeleSource International, Inc. ("ATSI"), Alfonso Roqueni Torres ("Torres"), and Laredo National Bank (the "Escrow Agreement").

Date:    ______________

         Capitalized terms shall have the meanings given in the Escrow
Agreement.

         The undersigned parties to the Escrow Agreement hereby direct the Escrow Agent to:

         (i)     endorse the 48%Stock to "Telemarketing of Mexico, S.A. de
                 C.V.".

         (ii)    disburse the endorsed 48%Stock to Torres,

         (iii) disburse the Telemarketing Waiver and the RTorres Stock to ATSI,

         (iv)    disburse the Second ATSI Shares Instruction to the Transfer
                 Agent,

         (v) disburse the Note and the Warrant to Torres or to the person or persons designated by Torres below, and

         (i)     destroy the Grupo Waiver.


         Note and Warrant to:        ________________________ (Name)
                                     ________________________ (Address)
                                     ________________________
                                     ________________________ (Telephone)


         American TeleSource International, Inc.

         By:  ____________________________
              Arthur L. Smith,
              Chief Executive Officer


              ________________________________
              Alfonso Roqueni Torres

                                   EXHIBIT C

                          SIMULTANEOUS ESCROW RELEASE

re: Escrow Agreement dated effective as of June 6, 2000 between American TeleSource International, Inc. ("ATSI"), Alfonso Roqueni Torres ("Torres"), and Laredo National Bank (the "Escrow Agreement").

Date:    ______________

         Capitalized terms shall have the meanings given in the Escrow
Agreement.

         The undersigned parties to the Escrow Agreement hereby direct the Escrow Agent to:

         (i) disburse the 3%Stock to ATSI or the persons or persons designated by ATSI below,

         (ii)    disburse the First ATSI Shares Instruction to the Transfer
                 Agent,

         (iii)   endorse the 48%Stock to "Telemarketing of Mexico, S.A. de
                 C.V.".

         (iv)     disburse the endorsed 48%Stock to Torres,

         (v) disburse the Telemarketing Waiver and the RTorres Stock to ATSI,

         (vi)    disburse the Second ATSI Shares Instruction to the Transfer
                 Agent,

         (vi) disburse the Note and the Warrant to Torres or to the person or persons designated by Torres below,

         (vii) destroy the Telemarketing Assignment and return the Telemarketing Stock to Torres, and

         (iv)    destroy the Poder General..

         3%Stock to:               ________________________ (Name)
                                   ________________________ (Address)
                                   ________________________
                                   ________________________ (Telephone)


         Note and Warrant to:      ________________________ (Name)
                                   ________________________ (Address)
                                   ________________________
                                   ________________________ (Telephone)

         American TeleSource International, Inc.



         By:   __________________________
               Arthur L. Smith,
               Chief Executive Officer

               _____________________________
               Alfonso Roqueni Torres

                                   EXHIBIT D

                          ALTERNATIVE ESCROW RELEASE

re: Escrow Agreement dated effective as of June 6, 2000 between American TeleSource International, Inc. ("ATSI"), Alfonso Roqueni Torres ("Torres"), and Laredo National Bank (the "Escrow Agreement").


Date:    ______________

         Capitalized terms shall have the meanings given in the Escrow
Agreement.

         ATSI hereby direct the Escrow Agent to release the Poder General to ATSI..






         American TeleSource International, Inc.


         By:   _________________________
               Arthur L. Smith,
               Chief Executive Officer


               _____________________________
               Alfonso Roqueni Torres

                                   EXHIBIT E

                             TERMINATION OF ESCROW

re: Escrow Agreement dated effective as of June 6, 2000 between American TeleSource International, Inc. ("ATSI"), Alfonso Roqueni Torres ("Torres"), and Laredo National Bank (the "Escrow Agreement").


Date:    ______________

         Capitalized terms shall have the meanings given in the Escrow
Agreement.

         ATSI hereby directs the Escrow Agent to:

         (i) disburse to ATSI the First ATSI Shares Instruction (if not already disbursed to the Transfer Agent pursuant to Section 3(b) of the Escrow Agreement) the Second ATSI Shares Instruction, the Note and the Warrant, and

         (ii) disburse to Torres the 3%Stock (if not already disbursed to ATSI pursuant to Section 3(b) of the Escrow Agreement), the 48%Stock, the Telemarketing Waiver, and the Grupo Waiver.

         American TeleSource International, Inc.

         By:   __________________________
               Arthur L. Smith,
               Chief Executive Officer